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                                                                 Exhibit 99.01

                                   APPENDIX A


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                               BROOKE CORPORATION

                       2001 COMPENSATORY STOCK OPTION PLAN








                          Adopted as of January 3, 2001











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                               BROOKE CORPORATION
                       2001 COMPENSATORY STOCK OPTION PLAN


      Brooke Corporation, a Kansas corporation (the "Company"), has adopted this 2001 Compensatory Stock Option Plan (the "Plan"), effective as of January 3, 2001, for the benefit of its eligible Employees.

      The purposes of this Plan are as follows:

            (a) to provide increased incentive for key Employees and other persons associated with the Company to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock rights which recognize such growth, development and financial success; and

            (b) to enable the Company to obtain and retain the services of key Employees and other persons associated with the Company considered essential to the long-range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. GENERAL. Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

      "ARTICLES OF INCORPORATION" shall mean the Company's Articles of Incorporation on file with the Kansas Secretary of State.

      "Beneficiary" shall mean the person or persons properly designated by the Optionee, including his spouse or heirs at law, to exercise such Optionee's rights under this Plan in the event of the Optionee's death, or if the Optionee has not designated such person or persons, or such person or persons shall have pre-deceased the Optionee, the executor or administrator of the Optionee's estate. Designation, revocation and redesignation of Beneficiaries must be made in writing in accordance with the rules established by the Committee and shall be effective upon delivery to the Committee.

      "Board" shall mean the Board of Directors of the Company.

      "Bylaws" shall mean the Bylaws of the Company, as amended from time to time.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Committee" shall mean a compensation committee of the Board, appointed as provided in Section 2.01.

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      "Common Stock" shall mean the common stock of the Company, par value $1.00 per share.

      "Company" shall mean Brooke Corporation, a Kansas corporation, or any parent or subsidiary of Brooke Corporation as described in Section 424(e) or
Section 424(f) of the Code.

      "Director" shall mean a member of the Board.

      "Employee" shall mean any officer, director, or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company and, to the extent permitted by applicable law, any persons associated with the Company.

      "Expiration Date" shall mean the last day of the term of the Option as established in Section 5.03.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" of a share of Common Stock as of a given date shall be the average of the daily market price for the 10 consecutive trading days immediately preceding the valuation date. The market price for each such trading day shall be: (a) if the shares of Common Stock are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (b) if the shares of Common Stock are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (c) if the shares of Common Stock are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; PROVIDED (d) that if there are no bid and asked prices reported during the 10 days prior to the date in question, the Fair Market Value of the shares of Common Stock shall be determined by the Committee acting in good faith on the basis of such quotations and other information as it considers, in its absolute discretion appropriate

      "Incentive Stock Option" shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

      "Non-Qualified Stock Option" shall mean an Option which is intended to be an Option, but does not qualify as an Incentive Stock Option or which is not designated as such by the Committee.

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      "Option" shall mean a stock option granted pursuant to this Plan. An option granted under this Plan shall be either a Non-Qualified Stock Option or an Incentive Stock Option.

      "Option Agreement" shall mean the agreement between the Company and the Optionee pursuant to which Options are issued.

      "Optionee" shall mean an Employee or person associated with the Company and who is granted an Option under this Plan.

      "Plan" shall mean this Brooke Corporation 2001 Compensatory Stock Option Plan.

      "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

      "Stock Option Agreement" has the meaning specified in Section 5.01.

      "Tax Date" has the meaning specified in Section 7.06.

      "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee and the Company is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, permanent and total disability or retirement; but excluding
(a) terminations where there is a simultaneous reemployment or continuing employment of an Optionee by the Company and (b) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship that do not exceed one year. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment, PROVIDED, however, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Company has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided in writing.

      SECTION 1.02. GENDER AND NUMBER. Wherever the masculine gender is used it shall include the feminine and neuter, and wherever a singular pronoun is used it shall include the plural, unless the context clearly indicates otherwise.

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                                    ARTICLE II

                                  ADMINISTRATION


      SECTION 2.01. COMPENSATION COMMITTEE. This Plan shall be administered by the Committee, unless the Board otherwise determines that it shall administer this Plan. If the Board otherwise so determines, all references herein to the Committee shall then be deemed to refer to the Board. The Committee shall consist of two or more Directors who are "outside directors" as defined under
Section 162(m) of the Code and the regulations promulgated thereunder, appointed by and holding office at the pleasure of the Board, each of whom is not then an officer of the Company and each of whom is a "disinterested person" as defined by Rule 16b-3. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

      SECTION 2.02. DUTIES AND POWERS OF THE COMMITTEE. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the Options, and the agreements pursuant to which the Options are granted or awarded, and to adopt such rules for the administration, interpretation and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant or award under this Plan need not be the same with respect to each Optionee. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of
Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 are required to be determined in the sole discretion of the Committee.

      SECTION 2.03. MAJORITY RULE. The Committee shall act by a majority of its members in attendance at a meeting, or to the extent permitted by law and the Bylaws, by telephonic meeting, at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

      SECTION 2.04. COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may employ, with the approval of the Board, attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Options, Optionees, the Company and all other interested persons. No members of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Option,

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and all members of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

      SECTION 2.05. NO LIABILITY. No member of the Board or the Committee, or Director, officer or employee of the Company shall be liable, responsible or accountable in damages or otherwise for any determination made or other action taken or any failure to act by such person so long as such person is not determined to be guilty by a final adjudication of willful misconduct with respect to such determination, action or failure to act.

      SECTION 2.06. INDEMNIFICATION. To the fullest extent permitted by law, each of the members of the Board and the Committee and each of the Directors, officers and employees of the Company shall be held harmless and be indemnified by the Company for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys' fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of this Plan so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.

                                   ARTICLE III

                              SHARES SUBJECT TO PLAN

      SECTION 3.01. SHARES SUBJECT TO PLAN. The shares subject to Options shall be shares of the Company's Common Stock, and the aggregate number of such shares which may issued upon exercise of such options shall not exceed 90,000 shares. The shares of Common Stock issuable upon exercise or grant of an Option may be either previously authorized but unissued shares or issued shares which have been repurchased by the Company. In addition, any shares of Common Stock subject to Option, which for any reason is terminated, unexercised or expires shall again be available for issuance under the Plan.

                                    ARTICLE IV

                               GRANTING OF OPTIONS

      SECTION 4.01. ELIGIBILITY. Any Employee or person associated with the Company and selected by the Committee pursuant to Section 4.04(a)(i) shall be eligible to be granted an Option.

      SECTION 4.02. DISQUALIFICATION FOR STOCK OWNERSHIP. No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. In particular, the term of such Incentive Stock Options shall not exceed five years and shall satisfy the requirements of Section 5.04(c) regarding sequential exercise.

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      SECTION 4.03. QUALIFICATION OF INCENTIVE STOCK OPTIONS. No Incentive Stock
Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code.

      SECTION 4.04.    GRANTING OF OPTIONS.

            (a) The Committee shall from time to time, in its absolute discretion:

                  (i) determine which Employees or persons associated with the
            Company are key Employees and select from among the key Employees or such persons (including Employees or persons to whom Options have previously been granted) such of them as in its opinion should be granted Options;

                  (ii) determine the number of shares to be subject to such Options granted to the selected key Employees or such persons;

                  (iii) determine whether such Options are to be Incentive
            Stock Options or Non-Qualified Stock Options; and

                  (iv) determine the terms and conditions of such Options,
            consistent with this Plan.

            (b) Upon the selection of a key Employee or persons associated with the Company to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee that the Employee surrender for cancellation some or all of the unexercised Options which have been previously granted to him under this Plan. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option, may cover the same (or a lesser or greater) number of shares as such surrendered right, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered right

            (c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an "incentive stock option" under Section 422 of the Code. Any Option granted hereunder that fails to meet the requirements of an Incentive Stock Option shall be considered a Non-Qualified Stock Option.

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                                    ARTICLE V

                                 TERMS OF OPTIONS

      SECTION 5.01. OPTION AGREEMENT. Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

      SECTION 5.02. OPTION PRICE. The price per share of the shares subject to each Option shall be set by the Committee; PROVIDED, however, that such price shall be no less than the par value of a share of Common Stock and in the case of Incentive Stock Options such price shall not be less than 100% of the Fair Market Value of a share of Common Stock as of the date the Option is granted; PROVIDED further, that in the case of Incentive Stock Options such price shall be no less than 110% of the Fair Market Value of a share of Common Stock as of the date the Option is granted if such Option is granted to a person who owns 10% or more of the total combined voting power of all classes of stock of the Company.

      SECTION 5.03. OPTION TERM. The term of an Option shall be set by the Committee in its discretion; PROVIDED, however, that no such term shall exceed a reasonable time period, and provided further that, in the case of Incentive Stock Options, the term shall not be more than 10 years from the date the Incentive Stock Option is granted. The last day of the term of the Option shall be the Option's Expiration Date.

      SECTION 5.04.   OPTION VESTING.

            (a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee, and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; PROVIDED, however, that no Option shall be exercisable by any Optionee who is then subject to
      Section 16 of the Exchange Act within the period ending six months after the date the Option is granted. At any time after grant of an Option, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

            (b) No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable; PROVIDED, however, that provision may be made that such Option shall become exercisable, with the consent of the Committee, in the event of a Termination of Employment because of the Optionee's normal retirement or permanent and total disability (each as determined by the Committee in accordance with Company policies), death or early retirement.

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            (c) To the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options (determined without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company or any Company Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 5.04(c), the Fair Market Value of stock shall be determined as of the time the Option, with respect to such stock, is granted.

      SECTION 5.05. EXERCISE OF OPTION AFTER TERMINATION OF EMPLOYMENT. For those Participants who are Employees, an Option is exercisable by an Optionee only while he is an Employee. The preceding notwithstanding, an Option may be exercised subsequent to an Optionee's Termination of Employment, subject to the following limitations:

            (a) If the Optionee dies while an Option is exercisable under the terms of this Plan, the Optionee's Beneficiary may exercise such rights, to the extent the Optionee could have done so immediately preceding his death. Any such Option must be exercised within 12 months after the Optionee's death, and the Committee may in its discretion extend the Expiration Date of such Option to accommodate such exercise; PROVIDED, however, that the term of an Incentive Stock Option may not be extended beyond 10 years from the date of grant.

            (b) If the Optionee's employment is terminated due to his permanent and total disability, as defined in Section 22(e)(3) of the Code, the Optionee may exercise his Option, to the extent exercisable as of his Termination of Employment, within 12 months after termination, but no later than the Option's Expiration Date.

            (c) Except as provided in Section 5.05(d), if the Optionee's employment is terminated for any reason other than those set forth in subsection (a) or (b) above, the Optionee may exercise his Option, to the extent exercisable as of his Termination of Employment, within three months after Termination of Employment, but not later than the Option's Expiration Date.

            (d) If the Optionee's employment is terminated for good cause, as determined by the Company, in its sole discretion, Options granted under the Plan shall expire on the date of the Termination of Employment.

                                    ARTICLE VI

                               EXERCISE OF OPTIONS

      SECTION 6.01. PARTIAL EXERCISE. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

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      SECTION 6.02.  MANNER OF EXERCISE.  All or a portion of an exercisable Option shall be deemed exercised upon:

            (a) Delivery of all of the following to the Secretary of the Company or his office:

                  (i) a written notice complying with the applicable rules
            established by the Committee or the Company stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

                  (ii) such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars; and

                  (iii) in the event that the Option shall be exercised pursuant to Section 5.05(a) by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

            (b) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, at the discretion of the Committee, the terms of the Option may
      (i) allow a delay in payment up to 30 days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee;
      (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option; or (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration.

      SECTION 6.03. ISSUANCE OF SHARES. As soon as practicable after receipt by the Company, pursuant to Section 6.02(b), of full cash payment for the shares with respect to which an Option, or portion thereof, is exercised by an Optionee, with respect to each such exercise, the Company shall transfer to the Optionee the number of shares equal to the quotient of:

            (a) the amount of the payment made by the Optionee to the Company pursuant to Section 6.02(b); and

            (b) the price per share of the shares subject to the Option as determined pursuant to Section 5.02.

      SECTION 6.04. CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. The Company shall not be required to issue or to deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

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            (a)   the admission of such shares to listing on all stock
      exchanges on which such class of stock is then listed, if any;

            (b) the completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable;

            (c) obtaining any approval or other clearance from any state or federal governmental agency which the Committee shall determine, in its absolute discretion, to be necessary or advisable;

            (d) the lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

            (e) the receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

      SECTION 6.05. RIGHTS AS STOCKHOLDERS. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

      SECTION 6.06. TRANSFER RESTRICTIONS. The Committee, in its absolute discretion, may impose such additional restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee will require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting such Option to such Employee or
(b) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

                                   ARTICLE VII

                             MISCELLANEOUS PROVISIONS

      SECTION 7.01. NOT TRANSFERABLE. Options under this Plan may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution; PROVIDED, however, that an Optionee may designate a Beneficiary to exercise his Option or other rights under this Plan after his death. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee, or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect;

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PROVIDED, however, that nothing in this Section 7.01 shall prevent transfers by will or by the applicable laws of descent and distribution. An Option shall be exercised during the Optionee's lifetime only by the Optionee or his guardian or legal representative.

      SECTION 7.02. AMENDMENT, SUSPENSION OR TERMINATION OF THIS PLAN. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Committee or Board, except as provided in Section 7.03, may increase the limits imposed in
Section 3.01 on the maximum number of shares which may be issued under this Plan, and no action of the Committee or Board may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan, without the consent of the holder of an Option, shall alter or impair any rights or obligations under any Option theretofore granted or awarded. No Option may be granted or awarded during any period of suspension nor after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

            (a) the expiration of ten years from the date the Plan is adopted by the Board; or

            (b) the expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 7.05.

      SECTION 7.03. CHANGES IN COMMON STOCK OR ASSETS OF THE COMPANY. In the event that the outstanding shares of Common Stock are hereafter changed into or exchanged for cash or a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock splitup, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitation in Section 3.01 on the maximum number and kind of shares which may be issued.

      In the event of such a change or exchange, other than for shares or securities of another corporation or by reason of reorganization, the Committee shall also make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options or Performance Awards, or portions thereof then unexercised, shall be exercisable. Such adjustment shall be made with the intent that after the change or exchange of shares, each Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option may include a necessary or appropriate corresponding adjustment in the Option exercise price, but shall be made without change in the total price applicable to the Option, or the unexercised portion thereof (except for any change in the aggregate price resulting from rounding off of share quantities or prices).

      Where an adjustment of the type described above is made to an Incentive Stock Option under this Section, the adjustment will be made in a manner which will not be considered a "modification" under the provisions of subsection 424(h)(3) of the Code.

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      In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of the Company's Common Stock, the Committee may in its discretion make an appropriate and equitable adjustment to the Option exercise price to reflect such diminution.

      SECTION 7.04. MERGER OF THE COMPANY. In the event of the merger or consolidation of the Company with or into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company:

            (a) Pursuant to the terms of the Option, all granted or awarded Options will immediately vest in the Optionee, and for a specified period of time prior to such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i)
      Section 5.04 or (ii) the provisions of such Option.

      SECTION 7.05. APPROVAL OF PLAN BY STOCKHOLDERS. This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan. Options may be granted prior to such stockholder approval; PROVIDED that such Options shall not be exercisable prior to the time when this Plan is approved by the stockholders; and PROVIDED further that if such approval has not been obtained at the end of said twelve-month period, all Options previously granted under this Plan shall thereupon be considered Non-Qualified Stock Options. The Company shall take such actions with respect to the Plan as may be necessary to satisfy the requirements of Rule 16b-3.

      SECTION 7.06. TAX WITHHOLDING. The Company shall be entitled to require payment or deduction from other compensation payable to each Optionee of any sums required by federal, state or local tax law to be withheld with respect to any Option. The Committee may in its discretion allow such Optionee to elect to have the Company withhold shares of Common Stock (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. If the Optionee elects to advance such sums directly, written notice of that election shall be delivered on or prior to such exercise and, whether pursuant to such election or pursuant to a requirement imposed by the Company payment in cash or by check of such sums for taxes shall be delivered within two days after the date of exercise. If, as allowed by the Committee, the Optionee elects to have the Company withhold shares of Common Stock (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld, the value of the shares of Common Stock to be withheld (or returned as the case may be) will be equal to the Fair Market Value of such shares as of the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Elections by such persons to have shares of Common Stock withheld for this purpose will be subject to the following restrictions: (a) the election must be made on or prior to the Tax Date, (b) the election must be irrevocable, (c) the election shall be subject to the disapproval of the Committee, and (d) if the person is an officer of the Company within the meaning of Section 16 of the Exchange Act, the election shall be subject to such additional restrictions as the Committee may impose in an effort to secure the benefits of any regulations thereunder. The Committee shall not be obligated to issue shares and/or distribute cash to any person upon exercise of any right until such payment has been received or shares have been so withheld, unless withholding (or offset against a cash

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payment) as of or prior to the date of such exercise is sufficient to cover all such sums due or which may be due with respect to such exercise.

      SECTION 7.07.   LIMITATIONS APPLICABLE TO SECTION 16 PERSONS.

            (a) Notwithstanding any other provision of this Plan, any Option granted to a key Employee who is then subject to Section 16 of the Exchange Act is subject to the following additional limitations:

                  (i) the Option agreement may provide for the issuance of
            shares of Common Stock as a stock bonus for no consideration other than services rendered; and

                  (ii) in the event of an Option under which shares of Common
            Stock are or in the future may be issued for any type of consideration other than services rendered, the amount of such consideration shall be equal to the minimum amount (such as the par value of such shares) required to be received by the Company to comply with applicable state law.

            (b) Notwithstanding any other provision of this Plan, this Plan, and any Option to a key Employee who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. Any such additional limitation shall be set forth in an annex to this Plan, such annex to be incorporated herein by this reference and made part of this Plan.

            (c) With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan, other than the issuance of Non-Qualified Stock Options, are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as participants subject to
      Section 16 are concerned.

      SECTION 7.08. PLAN DESIGNATION AND STATUS. Notwithstanding the designation of this document as a Plan for convenience of reference and to standardize certain provisions applicable to all types of Options, each Option shall be deemed to be a separate "plan" for purposes of Section 16 of the Exchange Act and any applicable state securities laws.

      SECTION 7.09. RELEASE OF RESTRICTIONS. Any or all of the foregoing limitations in Sections 7.07 and 7.08 on Options granted to key Employees shall be suspended if, to the extent, as to such persons, and for so long as the Securities and Exchange Commission by regulation or official staff interpretation or a no-action letter issued to the Company determines that such limitation is not necessary to secure the benefits otherwise available with respect to a "plan" or particular award, as the case may be, under any applicable exemptive rule under Section 16 of the Exchange Act.

      SECTION 7.10. EFFECT OF PLAN UPON OPTIONS AND COMPENSATION PLANS. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Company Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for employees of the Company or any Company Subsidiary or (b) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate or partnership purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association or the performance of services for the benefit of the Company.

      SECTION 7.11. COMPLIANCE WITH LAWS. This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, or Options awarded hereunder, shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

      SECTION 7.12. TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

      SECTION 7.13. GOVERNING LAW. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Kansas without regard to conflicts of laws thereof.

      SECTION 7.14. CONTINUED EMPLOYMENT. Nothing in the Plan or in any Option Agreement shall confer upon any Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participant.

      SECTION 7.15. SEVERABILITY. If any portion of this Plan is declared by a court of competent jurisdiction to be invalid or unenforceable after all appeals have either been exhausted or the time for any appeals to be taken has expired, the remainder of the terms, provisions, covenants and restrictions of this Plan shall remain in full force and effect and in no way be affected, impaired or invalidated.

                                  CERTIFICATION

      The undersigned, being the duly appointed and acting Secretary of the Company, hereby certifies that the foregoing 2001 Compensatory Stock Option Plan was adopted by the Company's Board of Directors on January 3, 2001, and approved by the Company's shareholders on February 27, 2001.








                                            By_________________________________
                                              Anita Larson, Secretary